UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioVentures Center, 2500 Crosspark Road

Coralville, IA 52241

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entr y into a Material Definitive Agreement.

On June 3, 2024, SunHydrogen, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”). Under the Purchase Agreement, the Company may sell, in its discretion (subject to the terms and conditions of the Purchase Agreement) up to an aggregate of $50,000,000 of common stock to GHS.

The Company has the right, in its sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct GHS, by delivery of a purchase notice from time to time (a “Purchase Notice”) to purchase (each, a “Purchase”) over the two-year term of the Purchase Agreement, a minimum of $100,000 and up to a maximum of $2,000,000 (the “Purchase Amount”) of shares of common stock (the “Purchase Shares”) for each Purchase Notice, provided that the parties may agree to waive such $2,000,000 limitation. The number of Purchase Shares the Company will issue under each Purchase will be equal to 112.5% of the Purchase Amount sold under such Purchase, divided by the Purchase Price per share (as defined under the Purchase Agreement). The “Purchase Price” is defined as 90% of the lowest end-of-day volume weighted average price of the common stock for the five consecutive business days immediately preceding the purchase date, including the purchase date.

The Purchase Agreement prohibits the Company from directing GHS to purchase any shares of common stock if those shares, when aggregated with all other shares of the Company’s common stock then beneficially owned by GHS and its affiliates, would result in GHS and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of the Company’s common stock.

There are no trading volume requirements or restrictions under the Purchase Agreement. The Company will control the timing and amount of any sales of its common stock to GHS. The Company may not deliver more than one Purchase Notice to GHS every five business days, except as the parties may otherwise agree. The Company may at any time in its sole discretion terminate the Purchase Agreement.

If an event of default (as defined under the Purchase Agreement) (all of which are outside the control of GHS) occurs and is continuing, the Company may not deliver to GHS any Purchase Notice.

The Company will pay a fee of 2% of the gross proceeds the Company receives from sales of common stock under the Purchase Agreement, to Icon Capital Group, LLC (“Icon”) pursuant to a placement agent agreement between the Company and Icon (the “Placement Agent Agreement”).

The shares were offered, and will be issued, pursuant to the Prospectus Supplement, dated June 3, 2024 to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-276678) filed with the Securities and Exchange Commission on January 24, 2024.

GHS was also the purchaser under securities purchase agreements with the Company dated September 21, 2020, February 24, 2021 and November 17, 2022.

Sichenzia Ross Ference Carmel LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of the Purchase Agreement and Placement Agent Agreement are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2, respectively, attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Purchase Agreement
10.2	Placement Agent Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: June 3, 2024	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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